Exhibit 99.1
May 3, 2016
GenMark Reports First Quarter 2016 Results
First Quarter Revenue Increased 9% Versus Prior Year to $11.1 million
ePlex CE Mark Expected in Second Quarter

CARLSBAD, Calif.-(BUSINESS WIRE) - GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the first quarter ended March 31, 2016.

Revenue for the first quarter of 2016 was $11.1 million, an increase of 9% over the prior year period.
Gross profit for the first quarter was $6.7 million, or 60% of revenue, compared with $6.1 million, or 61% of revenue in the same period of 2015.
"Our commercial team drove another quarter of strong XT-8 results in spite of a light flu season,” said Hany Massarany, President and Chief Executive Officer of GenMark. “Furthermore, as a result of our focused efforts over the past couple of months, we were able to identify the main root cause of ePlex manufacturing variability and we believe we’ve now put in place appropriate measures to rectify this problem. We have resumed production level manufacturing and rigorous testing of the ePlex Respiratory Pathogen panel, and we are on track to achieve CE Mark by the end of this quarter.” added Massarany.
Operating expenses for the first quarter of 2016 were $19.4 million compared to $16.1 million in the same period for 2015. The increase was mainly driven by Research and Development expenses as efforts continued towards the launch of ePlex.
Loss per share was $0.30 per share for the first quarter of 2016 compared to a loss of $0.24 per share in the same period of 2015.
The Company ended the quarter with $38.0 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex system. The Company's existing debt facility can provide up to an additional $30 million to support the launch of ePlex internationally as well as domestically.
The Company will be hosting a conference call to discuss first quarter results in further detail on Tuesday, May 3, 2016 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 90864115 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS\
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8™ system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark's sample-to-answer system, ePlex™. For more information, visit  www.genmarkdx.com.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, the timely commercialization of our ePlex system, and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2016	December 31, 2015
Current assets
Cash and cash equivalents	$27,913	$35,385
Marketable securities	10,075	10,080
Accounts receivable, net of allowances of $2,756 and $2,727, respectively	5,433	6,847
Inventories	2,441	3,054
Prepaid expenses and other current assets	623	591
Total current assets	46,485	55,957
Property and equipment, net	11,705	11,396
Intangible assets, net	2,282	2,376
Restricted cash	758	758
Other long-term assets	178	180
Total assets	$61,408	$70,667
Current liabilities
Accounts payable	$5,130	$4,376
Accrued compensation	4,489	3,861
Other current liabilities	1,907	2,352
Total current liabilities	11,526	10,589
Long-term liabilities
Deferred rent	1,281	1,257
Long-term debt	9,562	9,890
Other non-current liabilities	319	334
Total liabilities	22,688	22,070
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 42,788 and 42,551 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	4	4
Additional paid-in capital	356,344	353,233
Accumulated deficit	(317,627)	(304,669)
Accumulated other comprehensive income (loss)	(1)	29
Total stockholders’ equity	38,720	48,597
Total liabilities and stockholders’ equity	$61,408	$70,667

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015
Revenue
Product revenue	$10,959	$10,012
License and other revenue	105	95
Total revenue	11,064	10,107
Cost of revenue	4,375	3,991
Gross profit	6,689	6,116
Operating expenses
Sales and marketing	3,709	3,693
General and administrative	3,419	3,671
Research and development	12,269	8,779
Total operating expenses	19,397	16,143
Loss from operations	(12,708)	(10,027)
Other income (expense)
Interest income	29	36
Interest expense	(277)	(73)
Other income	33	217
Total other income (expense)	(215)	180
Loss before provision for income taxes	(12,923)	(9,847)
Income tax expense	35	22
Net loss	$(12,958)	$(9,869)
Net loss per share, basic and diluted	$(0.30)	$(0.24)
Weighted average number of shares outstanding, basic and diluted	42,672	41,774
Other comprehensive loss
Net loss	$(12,958)	$(9,869)
Foreign currency translation adjustments	47	9
Net unrealized losses on marketable securities, net of tax	(17)	(17)
Comprehensive loss	$(12,928)	$(9,877)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net loss	$(12,958)	$(9,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	900	797
Amortization of premiums on investments	16	73
Amortization of deferred debt issuance costs	92	49
Gain on sale of investment in preferred stock	—	(223)
Stock-based compensation	2,402	2,339
Provision for bad debt	29	—
Non-cash inventory adjustments	75	402
Other non-cash adjustments	(49)	20
Changes in operating assets and liabilities:
Accounts receivable	1,385	445
Inventories	501	(366)
Prepaid expenses and other assets	—	(216)
Accounts payable	617	(775)
Accrued compensation	989	(919)
Other liabilities	(42)	(22)
Net cash used in operating activities	(6,043)	(8,265)
Investing activities
Payments for intellectual property licenses	(800)	(550)
Purchases of property and equipment	(966)	(411)
Purchases of marketable securities	—	(14,797)
Proceeds from sales of marketable securities	—	223
Maturities of marketable securities	—	14,350
Net cash used in investing activities	(1,766)	(1,185)
Financing activities
Principal repayment of borrowings	(5)	(5)
Proceeds from borrowings	—	10,000
Costs associated with debt issuance	(10)	(700)
Proceeds from stock option exercises	345	222
Net cash provided by financing activities	330	9,517
Effect of exchange rate changes on cash	7	(9)
Net increase (decrease) in cash and cash equivalents	(7,472)	58
Cash and cash equivalents at beginning of period	35,385	36,855
Cash and cash equivalents at end of period	$27,913	$36,913
Non-cash investing and financing activities
Transfer of instruments from property and equipment to inventory	$38	$48
Property and equipment costs included in accounts payable	$285	$818
Supplemental cash flow disclosures
Cash paid for income taxes, net	$13	$17
Cash received for interest	$21	$109
Cash paid for interest	$184	$73

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

###